Filed Pursuant to Rule 424 (b)(3)

Registration No. 333-278367

The Pop Venture Fund

(the “Fund”)

Supplement dated January 24, 2025 to the

Fund’s Prospectus dated January 24, 2025

The below language is added as the fourth sentence to the seventh paragraph under the “Investment Objective and Strategies” heading in the Prospectus Summary section of the Fund’s Prospectus:

Other investment factors the Adviser may consider as to any potential investment include, but are not limited to, cash flow, runway, burn rate, competitive landscape, and shareholder preferences.